EXHIBIT 99

For Release: April 29, 2008

Contact: Roger R. Hopkins, Chief Accounting Officer

Phone: (615) 890-9100

NHI to buy its own stock

MURFREESBORO, Tennessee – National Health Investors, Inc., (NYSE: NHI) announced today that the board of directors has authorized the company to purchase up to 1,000,000 of its outstanding common shares.

The purchases will be made from time to time in the open market over the next 12 months and in accordance with Securities and Exchange Commission rule number 10b-18, company officials said.  The company has approximately 27.8 million common shares outstanding.

NHI is a long-term care real estate investment trust that specializes in the financing of health care real estate by first mortgage and by purchase and leaseback transactions.  Currently, NHI has a market value of approximately $850 million.  The common stock of the company trades on the New York Stock Exchange with the symbol NHI.  Additional information, including NHI’s most recent press releases, may be obtained on NHI’s website at www.nhinvestors.com.

Statements in this press release that are not historical facts are forward-looking statements.  NHI cautions investors that any forward-looking statements made involve risks and uncertainties and are not guarantees of future performance.  All forward-looking statements represent NHI’s judgment as of the date of this release.